Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8/A of our report dated June 21, 2016, relating to the financial statements of PCS Edventures!.Com, Inc. included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Securities and Exchange Commission on June 22, 2016.

M&K CPAS, PLLC

By:	/s/ M&K CPAS, PLLC
Houston, Texas
October 14, 2016